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                                                                     Exhibit 4.2

                                                                  EXECUTION COPY

             SECOND AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

      This Second Amended and Restated Investors' Rights Agreement (this "AGREEMENT") is made as of October 26, 2004 by and among Electro-Optical Sciences, Inc., a Delaware corporation (the "COMPANY") and the investors (the "EXISTING INVESTORS") which are parties to the Company's Amended and Restated Investors' Rights Agreement dated as of June 20, 2003 as such agreement was amended by that certain Amendment to the Amended and Restated Investors' Rights Agreement dated as of March 21, 2004 (the "PRIOR RIGHTS AGREEMENT"), the New Investors (as defined below) and the Former HP I Equity Holders (as defined below). Capitalized terms used herein, but not otherwise defined shall have the meanings ascribed to such terms in Section 4 hereof.

                                    RECITALS

      WHEREAS, the Existing Investors hold shares of the Company's Series B Preferred Stock, par value $0.01 per share (the "SERIES B PREFERRED STOCK"), the Company's Series C Preferred Stock, par value $0.01 per share (the "SERIES C PREFERRED STOCK"), the Company's Common Stock, par value $0.001 per share (the "COMMON STOCK"), and/or warrants to purchase Common Stock and/or Series C Preferred Stock (the "WARRANTS" and the shares of Common Stock issuable upon exercise thereof the "WARRANT COMMON SHARES" and the shares of Series C Preferred Stock issuable upon exercise thereof the "WARRANT SERIES C SHARES");

      WHEREAS, the Existing Investors possess certain rights pursuant to the Prior Rights Agreement;

      WHEREAS, as of the date hereof the Company is selling shares of Series C Preferred Stock and Warrants (the "OCTOBER 2004 SERIES C FINANCING") to certain purchasers as identified on Exhibit A attached hereto under the heading "New Investors" (the "NEW INVESTORS") and it is a condition precedent to the consummation of the October 2004 Series C Financing that the New Investors become parties to this Agreement;

      WHEREAS, Health Partners I, LLC ("HP I"), a current holder of Series C Preferred Stock and Warrants, may be dissolved after consummation of the October 2004 Series C Financing and upon such dissolution the shares of Series C Preferred Stock and the Warrants held by HP I will be transferred to the former equity holders of HP I as identified on Exhibit A attached hereto under the heading "Former HP I Equity Holders" (the "FORMER HP I EQUITY HOLDERS"); and

      WHEREAS, the Company and the Existing Investors desire to have the Former HP I Equity Holders become parties to this Agreement effective upon the dissolution of HP I;

      NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the Company, the undersigned Existing Investors (constituting holders of a majority of the Registrable Securities (as defined in the Prior Rights Agreement)), the undersigned New Investors and the undersigned Former HP I Equity Holders hereby agree that the Prior Rights

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Agreement shall be amended and restated in its entirety by this Agreement, and the parties hereto further agree as follows:

                                   SECTION 1

       RESTRICTIONS ON TRANSFERABILITY OF SECURITIES; REGISTRATION RIGHTS

      1.1 RESTRICTIONS ON TRANSFER.

            (a) Each Holder agrees not to make any disposition of all or any portion of the Registrable Securities unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 1.1, provided and to the extent such Section 1.1 is then applicable, and:

                  (i) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

                  (ii) Such Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and, if reasonably requested by the Company, such Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act. The Company will not require opinions of counsel for transactions made pursuant to Rule 144 except when counsel to the Company reasonably believes it appropriate.

                  (iii) Notwithstanding the provisions of paragraphs (i) and
(ii) above, no such registration statement or opinion of counsel shall be necessary for a transfer by a Holder which is (A) a partnership to its partners or retired partners in accordance with partnership interests, (B) a corporation to its stockholders in accordance with their interest in the corporation, (C) a limited liability company to its members or former members in accordance with their interest in the limited liability company, or (D) to the Holder's family member or trust for the benefit of an individual Holder, provided the transferee will be subject to the terms of this Section 1.1 to the same extent as if such transferee were an original Holder hereunder.

            (b) Each certificate representing Registrable Securities shall (unless otherwise permitted by the provisions of this Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws):

            THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (AS AMENDED, THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF

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            THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR
            HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT.

            THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCK-UP PERIOD OF UP TO 180 DAYS FOLLOWING THE EFFECTIVE DATE OF A REGISTRATION STATEMENT OF THE COMPANY FILED UNDER THE ACT, AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE COMPANY. SUCH LOCK-UP PERIOD IS BINDING ON TRANSFEREES OF THESE SHARES.

            (c) The Company shall be obligated to reissue unlegended certificates at the request of any holder thereof if the holder shall have (i) obtained an opinion of counsel at such Holder's expense (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification or legend, and (ii) delivered such securities to the Company or its transfer agent.

            (d) Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal.

      1.2 REQUESTED REGISTRATION.

            (a) Request for Registration. If the Company shall receive from Initiating Holders at any time or times not earlier than the earlier of (i) the fifth anniversary of the date of this Agreement or (ii) one (1) year after the effective date of the first registration statement filed by the Company covering an underwritten offering of any of its securities to the general public, a written request that the Company effect any registration with respect to all or a part of the Registrable Securities, the aggregate proceeds of which (after deduction for underwriter's discounts and expenses, related to the issuance) exceed $2,000,000 the Company will:

                  (i) promptly give written notice of the proposed registration to all other Holders; and

                  (ii) as soon as practicable, use its commercially reasonable efforts to effect such registration (including, without limitation, filing post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws, and appropriate compliance with the Securities
Act) as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within twenty (20) days after such written notice from the Company is mailed or delivered.

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      The Company shall not be obligated to effect, or to take any action to effect, any such registration pursuant to this Section 1.2:

                        (A) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification, or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

                        (B) After the Company has initiated two such registrations pursuant to Section 1.2(a), above (counting for these purposes only registrations which have been declared or ordered effective and pursuant to which securities have been sold, and registrations which have been withdrawn by the Holders as to which the Holders have not elected to bear the Registration Expenses pursuant to Section 1.4 hereof, and would, absent such election, have been required to bear such expenses);

                        (C) During the period starting with the date that is ninety (90) days prior to the Company's good faith estimate of the date of filing of, and ending on a date that is ninety (90) days after the effective date of, a Company-initiated registration; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or

                        (D) If the Initiating Holders propose to dispose of shares of Registrable Securities which may immediately be registered on Form S-3 pursuant to a request made under Section 1.5 hereof.

            (b) Deferral of Filing. Subject to the foregoing clauses (A) through
(D), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request or requests of the Initiating Holders; provided, however, that if
(i) in the good faith judgment of the Board of Directors of the Company, such registration would be detrimental to the Company and the Board of Directors of the Company concludes, as a result, that it is in the best interests of the Company to defer the filing of such registration statement at such time, and
(ii) the Company shall furnish to such Initiating Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be detrimental to the Company for such registration statement to be filed in the near future and that it is, therefore, in the best interests of the Company to defer the filing of such registration statement, then the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders, and, provided further, that the Company shall not defer its obligation in this manner more than twice in any twelve-month period.

      The registration statement filed pursuant to the request of the Initiating Holders may, subject to the provisions of Section 1.13 hereof, include other securities of the Company, with respect to which registration rights have been granted, and may include securities of the Company being sold for the account of the Company.

            (c) Underwriting. If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the

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Company as a part of their request made pursuant to Section 1.2(a) and the
Company shall include such information in the written notice referred to in
Section 1.2(a)(i). In such event, the right of any Holder to registration pursuant to Section 1.2 shall be conditioned upon such Holder's participation in such underwriting, and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder with respect to such participation and inclusion) to the extent provided herein. A Holder may elect to include in such underwriting all or a part of the Registrable Securities he, she or it holds. All Holders and other persons proposing to distribute their securities through such underwriting, including the Company, shall enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders, which underwriters are reasonably acceptable to the Company. Notwithstanding any other provision of this Section 1.2, if the representative of the underwriters advises the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, the number of shares to be included in the underwriting or registration shall be allocated as set forth in Section 1.13 hereof. If a person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such person shall be excluded therefrom by written notice from the Company, the underwriter or the Initiating Holders. The securities so excluded shall also be withdrawn from registration. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall also be withdrawn from such registration. If shares are so withdrawn from the registration and if the number of shares to be included in such registration was previously reduced as a result of marketing factors pursuant to this Section 1.2(c), then the Company shall offer to all holders who have retained rights to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among such Holders requesting additional inclusion in accordance with Section 1.13.

      1.3 COMPANY REGISTRATION.

            (a) If the Company should determine to register any of its securities either for its own account, the account of a security holder or holders exercising their respective demand registration rights, in either case, other than in a registration relating solely to employee benefit plans, relating to the offer and sale of debt securities, relating to a corporate reorganization or other transaction on Form S-4, made on any registration form that does not permit secondary sales, or made pursuant to Section 1.2 or 1.5 hereof the Company will:

                  (i) promptly give to each Holder written notice thereof; and

                  (ii) use its commercially reasonable efforts to include in such registration (and in any related qualification under blue sky laws or other compliance), except as set forth in Section 1.3(b) below, and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made by any Holder and received by the Company within fifteen (15) days after the written notice from the Company described in clause (i) above is mailed or delivered by the Company. Such written request may specify all or a part of a Holder's Registrable Securities.

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            (b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 1.3(a)(i). In such event, the right of any Holder to registration pursuant to this Section 1.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. The Company and all Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders of securities of the Company with registration rights to participate therein distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company.

      Notwithstanding any other provision of this Section 1.3, if the representative of the underwriters advises the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the representative may (subject to the limitations set forth below) exclude all Registrable Securities from, or limit the number of Registrable Securities to be included in, the registration and underwriting. The Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated first to the Company for securities being sold for its own account and thereafter as is set forth in Section 1.13. If any person does not agree to the terms of any such underwriting, he or she shall be excluded therefrom by written notice from the Company or the underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriter(s) may round the number of shares allocated to any Holder to the nearest 100 shares.

      If shares are so withdrawn from the registration and if the number of shares of Registrable Securities to be included in such registration was previously reduced as a result of marketing factors, the Company shall then offer to all persons who have retained the right to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among the persons requesting additional inclusion in accordance with Section 1.13 hereof.

            (c) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this
Section 1.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

      1.4 EXPENSES OF REGISTRATION. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Sections 1.2, 1.3 and 1.5 hereof, and customary fees of one counsel for the selling Holders in the case of registrations pursuant to Section 1.2, shall be borne by the Company; provided, however, that if the Holders bear the Registration Expenses for any registration proceeding begun pursuant to Section
1.2 and subsequently withdrawn by the Holders registering shares therein, such registration proceeding shall not be counted as a requested registration pursuant to Section 1.2 hereof. Furthermore, in the event that a withdrawal by the Holders is based upon material adverse information relating to

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the Company that is different from the information known or available (upon request made to the Company or otherwise) to the Holders requesting registration at the time of their request for registration under Section 1.2, such registration shall not be treated as a "COUNTED REGISTRATION" for purposes of
Section 1.2 hereof, even though the Holders do not bear the Registration Expenses for such registration. All Selling Expenses relating to securities so registered shall be borne by the holders of such securities pro rata on the basis of the number of shares of securities so registered on their behalf, as shall any other expenses in connection with the registration required to be borne by the Holders of such securities.

      1.5 REGISTRATION ON FORM S-3.

            (a) After its initial public offering, the Company shall use its commercially reasonable efforts to qualify for registration on Form S-3 or any comparable or successor form or forms. After the Company has qualified for the use of Form S-3, in addition to the rights contained in the foregoing provisions of this Section 1, the Holders of Registrable Securities shall have the right to request registrations on Form S-3 (such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended methods of disposition of such shares by such Holder or Holders), provided, however, that the Company shall not be obligated to effect any such registration (i) in the circumstances described in clauses (A) and (C) of
Section 1.2(a), (ii) if the Company shall furnish the certification described in
Section 1.2(b) (but subject to the limitations set forth therein), (iii) if, in a given twelve-month period, the Company has effected two (2) such registrations in such period or (iv) if it is to be effected more than five (5) years after the Company's initial public offering.

            (b) If a request complying with the requirements of Section 1.5(a) hereof is delivered to the Company, the provisions of Sections 1.2(a)(i) and
(ii) and Section 1.2(b) hereof shall apply to such registration. If the registration is for an underwritten offering, the provisions of Sections 1.2(c) and 1.2(d) hereof shall apply to such registration.

      1.6 REGISTRATION PROCEDURES. In the case of each registration effected by the Company pursuant to Section 1, the Company will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will:

            (a) prepare and file with the Commission a registration statement and such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for at least a period of 90 days or until all of such Registrable Securities have been disposed of (if earlier) and to comply with the provisions of the Securities Act with respect to the sale or other disposition of such Registrable Securities;

            (b) furnish to the Holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such Holders or underwriters may reasonably request in order to facilitate the public offering of such securities;

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            (c) furnish, at least five business days before filing a
registration statement that registers such Registrable Securities, a prospectus relating thereto, or any amendments or supplements relating to such a registration statement or prospectus, to one counsel selected by the holders of a majority of such Registrable Securities (the "SELLING INVESTORS' COUNSEL"), with copies of all such other documents as are proposed to be filed (it being understood that such five business day period need not apply to successive drafts of the same document proposed to be filed so long as such successive drafts are supplied to the Selling Investors' Counsel in advance of the proposed filing by a period of time that is customary and reasonable under the circumstances);

            (d) notify the Selling Investors' Counsel in writing promptly of (i) the receipt by the Company of any notification by the Commission of comments with respect to such registration statement or prospectus (or any amendment or supplement thereto), any request by the Commission for the amendment or supplementation thereof, or for additional information with respect thereto,
(ii) the receipt by the Company of any notification by the Commission of any stop order issued suspending the effectiveness of such registration statement or prospectus (or any amendment or supplement thereto), or the initiation or threatened initiation of any proceeding for that purpose, and (iii) the receipt by the Company of any notification with respect to the suspension of the qualification of such Registrable Securities for sale in any jurisdiction, or the initiation or threatened initiation of any proceeding for such purposes;

            (e) use its commercially reasonable efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any Investors holding such Registrable Securities reasonably requests and do any and all other acts and things which may reasonably be necessary or advisable to enable such Investors holding such Registrable Securities to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Investors; provided, however, that the Company will not be obligated to register or qualify in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service of process in such jurisdiction, and except as may be required by the Securities Act;

            (f) notify each Investor holding such Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein, or necessary to make the statements therein not misleading in the light of the circumstances then existing;

            (g) in the case of an underwritten offering, use its commercially reasonable efforts to obtain from its independent certified public accountants "comfort" letters in customary form and covering such matters of the type customarily covered by comfort letters;

            (h) in the case of an underwritten offering, use its commercially reasonable efforts to obtain from its counsel an opinion or opinions in customary form;

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            (i) provide a transfer agent and registrar (which may be the same entity and which may be the Company) for such Registrable Securities;

            (j) issue to any underwriter to which any seller of Registrable Securities may sell shares in such offering certificates evidencing such Registrable Securities; and,

            (k) list such Registrable Securities on any national securities exchange on which any shares of the Common Stock are listed or, if the Common Stock is not listed on a national securities exchange, use its commercially reasonable efforts to qualify such Registrable Securities for inclusion on the automated quotation system of the National Association of Securities Dealers, Inc. or such national securities exchange as the holders of a majority of such Registrable Securities shall request.

      1.7 INDEMNIFICATION.

            (a) The Company will indemnify each Holder, each of its officers, directors and partners, legal counsel, and accountants and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification, or compliance has been effected pursuant to this Section 1, and each underwriter, if any, and each person who controls within the meaning of Section 15 of the Securities Act any underwriter, against all expenses, claims, losses, damages, and liabilities (or actions, proceedings, or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular, or other document (including any related registration statement, notification, or the like) incident to any such registration, qualification, or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification, or compliance, and will reimburse each such Holder, each of its officers, directors, partners, legal counsel, and accountants and each person controlling such Holder, each such underwriter, and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability, or action, provided that the obligations of the Company hereunder shall not apply to the extent that any such claim, loss, damage, liability, or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such Holder or underwriter and stated to be specifically for use therein. It is agreed that the indemnity agreement contained in this Section 1.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld).

            (b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification, or compliance is being effected, indemnify the Company, each of its directors, officers, partners, legal counsel, and accountants and each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of
Section 15 of the Securities Act, each other such Holder and other stockholder, and

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each of their officers, directors, and partners, and each person controlling such Holder or other stockholder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular, or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such Holders, other stockholders, directors, officers, partners, legal counsel, and accountants, persons, underwriters, or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein; provided, however, that the obligations of such Holder hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages, or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld); and provided that in no event shall any indemnity under this Section 1.7 exceed the gross proceeds from the offering received by such Holder.

            (c) Each party entitled to indemnification under this Section 1.7 (the "INDEMNIFIED PARTY") shall give notice to the party required to provide indemnification (the "INDEMNIFYING PARTY") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 1, to the extent such failure is not prejudicial. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

            (d) If the indemnification provided for in this Section 1.7 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall

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be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

            (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

      1.8 INFORMATION BY HOLDER. Each Holder of Registrable Securities shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification, or compliance referred to in this Section 1. The Company will not be obligated to register the Registrable Securities of any Holder who fails promptly to provide the Company with such information as the Company may reasonably request.

      1.9 LIMITATIONS ON SUBSEQUENT REGISTRATION RIGHTS. From and after the date of this Agreement, the Company shall not, without the prior written consent of a majority in interest of the Holders, enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder any registration rights the terms of which are more favorable than the registration rights granted to the Holders hereunder.

      1.10 RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Restricted Securities to the public without registration, the Company agrees to use its commercially reasonable efforts to:

            (a) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements;

            (b) So long as a Holder owns any Restricted Securities, furnish to the Holder forthwith upon written request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after ninety (90) days following the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

      1.11 TRANSFER OR ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register securities granted to a Holder by the Company under this
Section 1 may be transferred or assigned by a Holder only to a transferee or assignee of not less than 39,000 shares of Registrable Securities (as presently constituted and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits, and the like), provided that the Company is given written notice at the time of or within a reasonable time after said transfer or assignment, stating the name and address of the transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned, and, provided further, that the transferee or assignee of such rights assumes in writing the obligations of such Holder under this Section 1. Notwithstanding the foregoing, the Rights may be assigned without compliance with the 39,000 share minimum described above to (x) any constituent partner, member (including, without limitation, the HP I Former Equity Holders) or stockholder of a Holder that is a partnership, limited liability company or corporation, (y) a family member of a Holder or trust for the benefit of a Holder, the spouse of a Holder or issue of a Holder or (z) any corporation, partnership, limited liability company or other entity of which at least a seventy-five percent (75%) interest is owned or controlled, directly or indirectly, by a Holder or one or more of the persons described in (x) or (y). Any permitted transferee under this Section 1.11 shall thereupon be deemed to be a "Holder" and an "Investor" hereunder and shall agree in writing to be bound by the terms and conditions of this Agreement, including, without limitation, the share minimum set forth in this Section 1.11.

      1.12 "MARKET STAND-OFF" AGREEMENT. If requested by the Company and an underwriter of Common Stock (or other securities) of the Company, each Investor shall not sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by such Investor (other than those included in the registration) during the one hundred eighty (180) day period following the effective date of a registration statement of the Company filed under the Securities Act, provided that: (a) such agreement shall only apply to the first such registration statement of the Company, including securities to be sold on its behalf to the public in an underwritten offering; and (b) all officers and directors of the Company and holders of at least one percent (1%) of the Company's voting securities are bound by and have entered into similar agreements. The obligations described in this Section 1.12 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions and may stamp each such certificate with the second legend set forth in Section 1.1(b) hereof with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of such one hundred eighty
(180) day period. Each Stockholder agrees to execute a market standoff agreement with said underwriters in customary form consistent with the provisions of this
Section 1.12.

      1.13 ALLOCATION OF REGISTRATION OPPORTUNITIES. In any circumstance in which all of the Registrable Securities and other shares of Common Stock of the Company (including shares of Common Stock issued or issuable upon conversion of shares of any currently unissued series of Preferred Stock of the Company) with registration rights (the "OTHER SHARES") requested to be included in a registration on behalf of the Holders or other selling stockholders cannot be so included as a result of limitations of the aggregate number of shares of Registrable Securities and other shares that may be so included, the number of shares of Registrable Securities and other shares that may be so included shall be allocated among the Holders and other selling stockholders requesting inclusion of shares pro rata on the basis of the number of shares of Registrable Securities and other shares that would be held by such Holders and other selling stockholders, assuming conversion; provided, however, that such allocation shall not operate to reduce the aggregate number of Registrable Securities and other shares to be included in such registration, if any Holder or other selling stockholder does not request inclusion of the maximum number of shares of Registrable Securities and other shares allocated to him or her pursuant to the above-described procedure, in which case the remaining portion of his allocation shall be reallocated among those requesting Holders and other selling stockholders whose allocations did not satisfy their requests pro rata on the basis of the number of shares of Registrable Securities and other shares which would be held by such Holders and other selling stockholders, assuming conversion, and this procedure shall be repeated until all of the shares of Registrable Securities and other shares which may be included in the registration on behalf of the Holders and other selling stockholders have been so allocated. The Company shall not limit the number of Registrable Securities to be included in a registration pursuant to this Agreement in order to include shares held by stockholders with no registration rights or to include shares of stock issued to founders of the Company or to employees, officers, directors, or consultants pursuant to the Company's 1996 Incentive Stock Option Plan, or in the case of registrations under Sections 1.2 or 1.5 hereof, in order to include in such registration securities registered for the Company's own account.

      1.14 DELAY OF REGISTRATION. No Holder shall have any right to take any action to restrain, enjoin, or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

      1.15 TERMINATION OF REGISTRATION RIGHTS. The right of any Holder to request registration or inclusion in any registration pursuant to Section 1.2,
1.3 or 1.5 shall terminate on the closing of the first registered public offering of Common Stock of the Company, if all shares of Registrable Securities held or entitled to be held upon conversion by such Holder may immediately be sold under Rule 144 during any ninety (90)-day period, or the earlier of (i) such date after the closing of the first registered public offering of Common Stock of the Company as all shares of Registrable Securities held or entitled to be held upon conversion by such Holder may immediately be sold under Rule 144 during any ninety (90)-day period, and (ii) three (3) years after the closing of the first registered public offering.

                                   SECTION 2

                      INFORMATION COVENANTS OF THE COMPANY

      The Company hereby covenants and agrees, as follows:

      2.1 BASIC FINANCIAL INFORMATION AND INSPECTION RIGHTS.

            (a) Basic Financial Information. In addition to information required to be distributed to some or all Holders pursuant to determinations of the management of the Company or its Board of Directors, the Company will furnish the following reports to each Holder:

                  (i) within one hundred twenty (120) days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its subsidiaries, if any, as at the end of such fiscal year, and consolidated statements of income and cash flows of the Company and its subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles consistently applied, certified by independent public accountants of recognized national standing selected by the Company.

                  (ii) within forty-five (45) days after the end of the first, second, and third quarterly accounting periods in each fiscal year of the Company, a consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of each such quarterly period, and consolidated statements of income and cash flows of the Company and its subsidiaries, if any, for such period.

                  (iii) at least thirty (30) days prior to the beginning of each fiscal year or as otherwise determined by the Board of Directors of the Company, a budget for such fiscal year.

                  (iv) within forth-five (45) days after the end of each month, or as otherwise determined by the Board of Directors of the Company, an unaudited balance sheet and statements of income and cash flows.

            (b) Inspection Rights. The Company will afford to each Holder and to such Holder's accountants and counsel, reasonable access during normal business hours to all of the Company's respective properties, books and records. Each Holder shall have such other access to management and information as is necessary for it to comply with applicable laws and regulations and reporting obligations. The Company shall not be required to disclose details of contracts with or work performed for specific customers and other business partners where to do so would violate confidentiality obligations to those parties. Holders may exercise their rights under this Section 2.1(b) only for purposes reasonably related to their interests under this Agreement and related agreements. The rights granted pursuant to this Section 2.1(b) may not be assigned or otherwise conveyed by the Holders or by any subsequent transferee of any such rights without the prior written consent of the Company except as authorized in this
Section 2.1(b).

            (c) Qualified Small Business Stock. The Company agrees that for so long as any of the Shares are held by an Investor (or a transferee in whose hands such Shares are eligible to qualify as "qualified small business stock" within the meaning of Section 1202(c) of the Code), it will use best efforts to comply with any applicable filing and reporting requirements of Section 1202 of the Code and any regulations promulgated thereunder; provided, however, that "reasonable efforts" as used in this Section 2.1(b)(ii) shall not be construed to require the Company to operate its business in a manner which would adversely affect its business, limit its future prospects or alter the timing or resource allocation related to its planned operations or financing activities.

      2.2 TERMINATION OF COVENANTS. The covenants set forth in this Section 2 shall terminate and be of no further force and effect after the closing of the Company's first firm commitment underwritten public offering registered under the Securities Act.

                                   SECTION 3

                             RIGHT OF FIRST REFUSAL

      3.1 RIGHT OF FIRST REFUSAL TO SIGNIFICANT HOLDERS. The Company hereby grants to each Significant Holder, the right of first refusal to purchase a pro rata share of New Securities (as defined in this Section 3.1) which the Company may, from time to time, propose to sell and issue. A Significant Holder's pro rata share, for purposes of the right of first refusal, is the ratio of the number of shares of Common Stock owned by such Significant Holder immediately prior to the issuance of New Securities, assuming full conversion of the Shares and exercise of any option or warrant held by said Significant Holder, to the total number of shares of Common Stock outstanding immediately prior to the issuance of New Securities, assuming full conversion of the Shares and exercise of all outstanding convertible securities, rights, options and warrants to acquire Common Stock of the Company. Each Significant Holder shall have a right of over-allotment such that if any Significant Holder fails to exercise its right hereunder to purchase its pro rata share of New Securities, the other Significant Holders may purchase the non-purchasing Significant Holder's portion on a pro rata basis within ten (10) days from the date such non-purchasing Significant Holder fails to exercise its right hereunder to purchase its pro rata share of New Securities. This right of first refusal shall be subject to the following provisions:

            (a) "NEW SECURITIES" shall mean any capital stock (including Common Stock and/or Preferred Stock) of the Company whether now authorized or not, and rights, options or warrants to purchase such capital stock, and securities of any type whatsoever that are, or may become, convertible into capital stock; provided that the term "New Securities" does not include:

                  (i) shares of Common Stock issued or issuable to key employees and other persons (including, without limitation, directors, officers, consultants and scientific collaborators) employed or engaged by the Company pursuant to stock grants, option plans, purchase plans or other employee stock incentive programs or arrangements approved by the Board of Directors of the Company, or upon exercise of options or warrants granted to such parties pursuant to any such plan, program or arrangement;

                  (ii) shares of Common Stock issued or issuable upon the exercise or conversion of options or convertible securities of the Company (including, without limitation, any Preferred Stock);

                  (iii) shares of Common Stock issued or issuable as a dividend or distribution on the Company's securities or pursuant to any event for which adjustment is made pursuant to paragraph 4(e), 4(f) or 4(g) of the Third Amended and Restated Certificate of Incorporation of the Company;

                  (iv) shares of Common Stock issued or issuable pursuant to the acquisition of another corporation by the Company by merger, purchase of substantially all of the assets or other reorganization or to a joint venture agreement, provided that such issuances are approved by the Board of Directors of the Company, including the directors which the holders of Series C Preferred Stock are entitled to elect pursuant to paragraph 5(d) of Article IV of the Third Amended and Restated Certificate of Incorporation of the Company; and

                  (v) shares of Common Stock or Preferred Stock of the Company which are otherwise excluded by the affirmative vote or consent of the holders of a majority of the shares of Series C Preferred Stock then outstanding.

            (b) In the event the Company proposes to undertake an issuance of New Securities, it shall give each Significant Holder written notice of its intention, describing the type of New Securities, and the price and the general terms upon which the Company proposes to issue the same. Each Significant Holder shall have ten (10) days after any such notice is mailed or delivered to agree to purchase such Significant Holder's pro rata share of such New Securities (which pro rata share, in the case of HP I, may include up to all of the New Securities) for the price and upon the terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

            (c) In the event the Holders fail to exercise fully the right of first refusal within said ten (10) day period and after the expiration of the additional ten (10) day period for the exercise of the over-allotment provisions of this Section 3.1, the Company shall have ninety (90) days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within ninety (90) days from the date of said agreement) to sell the New Securities respecting which the Significant Holders' right of first refusal option set forth in this Section 3.1 was not exercised, at a price and upon terms no more favorable to the purchasers thereof than specified in the Company's notice to Significant Holders pursuant to
Section 3.1(b). In the event the Company has not sold within such ninety (90) day period or entered into an agreement to sell the New Securities in accordance with the foregoing within sixty (60) days from the date of said agreement, the Company shall not thereafter issue or sell any New Securities, without first again offering such securities to the Significant Holders in the manner provided in Section 2.3(b) above.

            (d) The right of first refusal granted under this Agreement shall expire upon, and shall not be applicable to, the first sale of Common Stock of the Company to the public effected pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission under the Securities Act, and shall in any event expire on the third anniversary of the date of the Agreement.

            (e) The right of first refusal set forth in this Section 3.1 may not be assigned or transferred, except that (i) such right is assignable by each Significant Holder to any wholly owned subsidiary or parent of, or to any corporation or entity that is, within the meaning of the Securities Act, controlling, controlled by or under common control with, any such Significant Holder, and (ii) such right is assignable between and among any of the Significant Holders.

                                   SECTION 4

                                  MISCELLANEOUS

      4.1 CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the meanings set forth below:

            (a) "APPLICABLE PERCENTAGE" shall mean thirty percent (30%) of the Registrable Securities unless HP I is dissolved on or prior to November 30, 2004, in which case from and after the date of such dissolution it shall mean twenty percent (20%) of the Registrable Securities.

            (b) COMMISSION" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

            (c) "COMMON STOCK" shall have the meaning set forth in the recitals hereto.

            (d) "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

            (e) "EXISTING INVESTORS" shall have the meaning set forth in the preamble hereto.

            (f) FORMER HP I EQUITY HOLDERS" shall have the meaning set forth in the recitals hereto.

            (g) "HOLDER" shall mean any Investor who holds Registrable Securities and any holder of Registrable Securities to whom the registration rights conferred by this Agreement have been transferred in compliance with
Section 1.1 and Section 1.11 hereof.

            (h) "HP I" shall have the meaning set forth in the recitals hereto.

            (i) "INDEMNIFIED PARTY" shall have the meaning set forth in Section 1.7(c) hereto.

            (j) "INDEMNIFYING PARTY" shall have the meaning set forth in Section 1.7(c) hereto.

            (k) "INVESTORS" shall mean the Existing Investors, the New Investors and the Former HP I Equity Holders.

            (l) "INITIATING HOLDERS" shall mean, as of any date, any Holder or Holders who in the aggregate hold not less than the Applicable Percentage as of such date.

            (m) "NEW INVESTORS" shall have the meaning set forth in the recitals hereto.

            (n) "NEW SECURITIES" shall have the meaning set forth in Section 3.1(a) hereto.

            (o) "OCTOBER 2004 SERIES C TRANSACTION" shall have the meaning set forth in the recitals hereto.

            (p) "PREFERRED STOCK" shall mean any Preferred Stock, $0.10 par value, of the Company, issued and outstanding as of the date of this Agreement or issued and outstanding after the date of this Agreement.

            (q) "PRIOR RIGHTS AGREEMENT" shall have the meaning set forth in the preamble hereto.

            (r) "REGISTRABLE SECURITIES" shall mean (i) shares of Common Stock issued or issuable to a Holder pursuant to the conversion of the Shares and shares of Common Stock issued or issuable to a Holder upon exercise of the Warrants, and (ii) any Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in
(i) above; provided, however, that Registrable Securities shall not include any shares of Common Stock which have previously been registered or which have been sold to the public either pursuant to a registration statement or Rule 144, or which have been sold in a private transaction in which the transferor's rights under this Agreement are not assigned.

            (s) The terms "REGISTER," "REGISTERED" and "REGISTRATION" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

            (t) "REGISTRATION EXPENSES" shall mean all expenses incurred in effecting any registration pursuant to this Agreement, including, without limitation, all registration, qualification, and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, and expenses of any regular or special audits incident to or required by any such registration, but shall not include Selling Expenses, fees and disbursements of counsel for the Holders and the compensation of regular employees of the Company, which shall be paid in any event by the Company.

            (u) "RESTRICTED SECURITIES" shall mean any Registrable Securities required to bear the first legend set forth in Section 1.1(b) hereof.

            (v) "RULE 144" shall mean Rule 144 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

            (w) "RULE 145" shall mean Rule 145 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

            (x) "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

            (y) "SELLING EXPENSES" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities by a Holder and fees and disbursements of counsel for such Holder (other than the fees and disbursements of counsel included in Registration Expenses).

            (z) "SERIES B PREFERRED STOCK" shall have the meaning set forth in the recitals hereto.

            (aa) "SERIES C PREFERRED STOCK" shall have the meaning set forth in the recitals hereto.

            (bb) "SHARES" shall mean the Company's Series B Preferred Stock and Series C Preferred Stock.

            (cc) "SIGNIFICANT HOLDERS" shall mean each Holder who owns Shares acquired at an aggregate original purchase price of at least $100,000 unless HP I is dissolved on or prior to November 30, 2004, in which case from and after the date of such dissolution, it shall mean each Holder who owns Shares acquired at an aggregate original purchase price of at least $100,000 and each Former HP I Equity Holder.

            (dd) "WARRANT COMMON SHARES" shall have the meaning set forth in the recitals hereto.

            (ee) "WARRANT SERIES C SHARES" shall have the meaning set forth in the recitals hereto.

            (ff) "WARRANTS" shall have the meaning set forth in the recitals hereto.

      4.2 AMENDMENT. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Agreement and signed by the Company and the Holders holding a majority of the Registrable Securities (excluding any of such shares that have been sold to the public or pursuant to Rule 144). Any such amendment, waiver, discharge or termination effected in accordance with this paragraph shall be binding upon each Holder and each future holder of all such securities of Holder. Each Holder acknowledges that by the operation of this paragraph, the holders of a majority of the Common Stock issued or issuable upon conversion of the Shares and exercise of the Warrants (excluding any of such shares that have been sold to the public or pursuant to Rule 144) will have the right and power to diminish or eliminate all rights of such Investor under this Agreement.

      4.3 NOTICES. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile or otherwise delivered by hand or by messenger addressed:

            (a) if to an Investor, at such Investor's facsimile number or address as shown in the Company's records, as may be updated in accordance with the provisions hereof;

            (b) if to any other holder of any Shares or the underlying Common Stock, at such address or facsimile number as shown in the Company's records, or, until any such holder so furnishes an address or facsimile number, to the Company, then at the address of the last holder of such Shares or underlying Common Stock for which the Company has contact information in its records; or

            (c) if to the Company, one copy should be sent to Electro-Optical Sciences, Inc., One Bridge Street, Irvington, NY 10533 or to facsimile number
(914)591-3785 and addressed to the attention of the Chief Executive Officer, or at such other address or facsimile number as the Company shall have furnished to the Investors, with a copy to counsel to the Company, to Dreier LLP, 499 Park Avenue, New York, NY 10022 or to facsimile number (212)328-6101 and addressed to the attention of Valerie A. Price, Esq.

      Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid or, if sent by facsimile, upon confirmation of facsimile transfer.

      4.4 GOVERNING LAW. This Agreement shall be governed in all respects by the internal laws of the State of New York as applied to agreements entered into among New York residents to be performed entirely within New York, without regard to principles of conflicts of law.

      4.5 SUCCESSORS AND ASSIGNS. This Agreement, and any and all rights, duties and obligations hereunder, shall not be assigned, transferred, delegated or sublicensed by any Investor without the prior written consent of the Company. Any attempt by an Investor without such permission to assign, transfer, delegate or sublicense any rights, duties or obligations that arise under this Agreement shall be void. Subject to the foregoing and except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties.

      4.6 ENTIRE AGREEMENT. This Agreement and the exhibit hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and supercedes in its entirety the Prior Rights Agreement, which shall have no further force and effect. No party hereto shall be liable or bound to any other party in any manner with regard to the subjects hereof or thereof by any warranties, representations or covenants except as specifically set forth herein.

      4.7 DELAYS OR OMISSIONS. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party to this Agreement upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy of such non-defaulting party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party to this Agreement, shall be cumulative and not alternative.

      4.8 SEVERABILITY. Unless otherwise expressly provided herein, the rights of the Investors hereunder are several rights, not rights jointly held with any of the other Investors. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision, and the parties agree to negotiate, in good faith, a legal and enforceable substitute provision which most nearly effects the parties' intent in entering into this Agreement.

      4.9 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs and exhibits shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits attached hereto.

      4.10 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties that execute such counterparts, and all of which together shall constitute one instrument.

      4.11 TELECOPY EXECUTION AND DELIVERY. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto, and an executed copy of this Agreement may be delivered by one or more parties hereto by facsimile or similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

      4.12 JURISDICTION; VENUE. With respect to any disputes arising out of or related to this Agreement, the parties consent to the exclusive jurisdiction of, and venue in, the state courts in New York County in the State of New York (or in the event of exclusive federal jurisdiction, the courts of the Southern District of New York).

      4.13 JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING (WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATED TO THIS AGREEMENT.

      4.14 FURTHER ASSURANCES. Each party hereto agrees to execute and deliver, by the proper exercise of its corporate, limited liability company, partnership or other powers, all such other and additional instruments and documents and do all such other acts and things as may be necessary to more fully effectuate this Agreement.

      4.15 CONFIDENTIALITY. Anything in this Agreement to the contrary notwithstanding, no Investor by reason of this Agreement shall have access to any trade secrets or classified information of the Company. The Company shall not be required to comply with any information rights of Section 2 in respect of any Investor whom the Company reasonably determines to be a competitor or an officer, employee, director or holder of more than ten percent (10%) of a competitor. Each Investor acknowledges that the information received by them pursuant to this Agreement may be confidential and for its use only, and it will not use such confidential information in violation of the Exchange Act or reproduce, disclose or disseminate such information to any other person (other than its employees or agents having a need to know the contents of such information, and its attorneys), except in connection with the exercise of rights under this Agreement, unless the Company has made such information available to the public generally or such Investor is required to disclose such information by a governmental authority.

      4.16 TERMINATION UPON CHANGE OF CONTROL. This Agreement (excluding any then-existing obligations) shall terminate upon (a) the acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any stock acquisition, reorganization, merger or consolidation) other than a transaction or series of transactions in which the holders of the voting securities of the Company outstanding immediately prior to such transaction continue to retain (either by such voting securities remaining outstanding or by such voting securities being converted into voting securities of the surviving entity), as a result of shares in the Company held by such holders prior to such transactions, at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such transaction or series of transactions; or (b) a sale, lease or other conveyance of all or substantially all of the assets of the Company.

      4.17 NOTICE OF DISSOLUTION OF HP I. Within five (5) business days of the effective date of the dissolution of HP I, the former managing member(s) of HP I shall deliver a written notice to each Significant Investor setting forth the effective date of the dissolution of HP I.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the parties hereto have executed this Second Amended and Restated Investors' Rights Agreement effective as of the day and year first above written.

                                    COMPANY:

                                    ELECTRO-OPTICAL SCIENCES, INC.
                                    a Delaware corporation

                                    By: /s/ JOSEPH V. GULFO
                                        Name: Joseph V. Gulfo
                                        Title: Chief Executive Officer

   [Signature Page to Second Amended and Restated Investors' Rights Agreement]

                                          /s/ ROSALYN BINDAY
                                          ---------------------------------
                                          Rosalyn Binday

                                          /s/ LAWRENCE FIELDS
                                          ---------------------------------
                                          Lawrence Fields

                                          /s/ ALAN CORNELL
                                          ---------------------------------
                                          Alan Cornell

                                          CAREMI PARTNERS

                                          By: /s/ MICHELE MCGOVERN
                                             ------------------------------

                                              Name: MICHELE MCGOVERN
                                                    -----------------------

                                              Title: PRESIDENT
                                                     ----------------------

                                          /s/ PATRICIA BRILLIANT
                                          ---------------------------------
                                          Patricia Brilliant

                                          /S/ STANLEY BRILLIANT
                                          ---------------------------------
                                          Stanley Brilliant

   [SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT]

                                          DAVID AND MARJORIE SILVERMAN, AS
                                          TENANTS BY THE ENTIRETY

                                              /s/ DAVID SILVERMAN
                                              ----------------------------------
                                              David Silverman

                                              /s/ MARJORIE SILVERMAN
                                              ----------------------------------
                                              Marjorie Silverman

                                          /s/ ERIC DOBKIN
                                          --------------------------------------
                                          Eric Dobkin

                                          /S/ STEVEN KANTOR
                                          --------------------------------------
                                          Steven Kantor

                                          /s/ EVAN KANTOR
                                          --------------------------------------
                                          Evan Kantor

                                          /s/ TODD KANTOR
                                          --------------------------------------
                                          Todd Kantor

                                          /s/ BRIAN KANTOR
                                          --------------------------------------
                                          Brian Kantor

   [SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT]

                                      /s/ ROBERT MARSTON
                                      ------------------------------------------
                                      Robert Marston

                                      /s/ DAN W. LUFKIN
                                      ------------------------------------------
                                      Dan W. Lufkin

                                      /s/ PHILLIP E. HORTON AND JOANNE B. HORTON
                                      ------------------------------------------
                                      Phillip E. Horton and Joanne B. Horton

                                      CHAFETZ GROUP, LLC

                                      By: /s/ RALPH A. CADMAN
                                          --------------------------------------

                                          Name: RALPH A. CADMAN
                                                --------------------------------

                                          Title: TREASURER
                                                --------------------------------

                                      /s/ JERRY JACOB
                                      ------------------------------------------
                                      Jerry Jacob

                                      /s/ MICHAEL FUX
                                      ------------------------------------------
                                      Michael Fux

                                      /s/ UZI ZUCKER
                                      ------------------------------------------
                                      Uzi Zucker

   [SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT]

                                          NANCY L. FRIEDMAN FAMILY TRUST,
                                          NANCY AND ROBERT FRIEDMAN TRUSTEES

                                          By: /s/ ROBERT FRIEDMAN
                                              ----------------------------------
                                              Robert Friedman,
                                              Trustee

                                          By: /s/ NANCY L. FRIEDMAN
                                              ----------------------------------
                                              Nancy L. Friedman,
                                              Trustee

                                          /s/ PETER JOSEPH
                                          --------------------------------------
                                          Peter Joseph


                                          /s/ SHELDON PERL
                                          --------------------------------------
                                          Sheldon Perl

   [SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT]

                                    EXHIBIT A

                                    INVESTORS

1.    EXISTING INVESTOR:

      a.    SERIES B PREFERRED

                                     Shares of Series B
Series B Preferred Shareholders       Preferred Stock
----------------------------------   ------------------
Arcadian Venture Partners, LP             156,000
Attn: George Chryssis
Double D Venture Fund, LLC                 61,538
Attn: Philip Braginsky
Peponi, LLC                                39,000
Attn: Arthur G. Koumantzelis
Peter Matthews                             18,461
Estate of Bennett I Moyle                  15,384
c/o Mike Moyle, Executor
RL Capital Partners                        11,538
Attn: Ronald M. Lazar
Erik P. Nygaard                             9,820
John M Linehan &                            9,231
Rita A Linehan JTWROS
Pensco Pension Services Cust                9,230
FBO Edward L. Cameron IRA Rollover
Brad Snedecor &                             9,230
Mary O'Shaughnessy JTWROS
General Home Furnishings, Inc.              9,230
Attn: Alan Cameros
Salomon Smith Barney Cust                   9,230
FBO Giacomo A. Russo SEP IRA
John T. Chapman                             8,461
Dennis M Murphy &                           8,232
Doris W Murphy JTWROS
Arvind Deogirikar &                         7,692
Tatiana Deogirikar JTWROS
Chester Mazur TTEE                          7,692
Chester Mazur Revocable Trust
DTD 05/16/2000
Larry E. DeMar                              7,692
Lawrence B Goodman                          7,692

Michelle J. Arden &                           7,692
T. Allen Akin JTWROS
Richard E. Donick                             7,692
The High Street Venture Fund LLC              7,692
King Oehmig & West Oehmig
John D. McBride Jr.                           7,384
Arline E. Greenblatt                          6,461
Rajendra K. Mehta &                           6,153
Sadhna Mehta JTWROS
Peter J. Durfee &                             5,423
Sheila W. Durfee JTWROS
Philip C. Wennblom                            5,386
Donald J Aoki & Peggy J Aoki TTEES            5,384
The Aoki Family Trust  DTD 5/29/1991
Jeffrey S. Briggs &                           5,384
Diane E. Briggs JTWROS
Thomas C. Flaherty Jr. &                      5,384
Marije TerEllen JTWROS
James C Kempner                               5,000
James G. Tuton &                              4,846
Sharon R. Tuton JTWROS
Arun Shah &                                   4,615
Shobhana Shah JTWROS
Avner I. Schwarz &                            4,615
Katy K. Schwarz JTWROS
Bernard Notas & Eve Roberta Notas TTEES       4,615
The Notas Family Trust U/A/D 08/13/1997
Foreman Investment Capital, LLC.              4,615
Attn: Scott F Zarrow
Frederick J. Egan                             4,615
James B Kilgore                               4,615
James M. Kendall                              4,615
Kelly H. Burke & Denny H. Burke TTEES         4,615
The Burke Joint Revocable Trust DTD 7/23/93
Peter N. Stathis                              4,615
Premnath Viswanath &                          4,615
Malathy Viswanath JTWROS
Sal Barbera                                   4,615
William P. & Sharon J. Slagle TTEES           4,615
Slagle 1999 Living Trust  DTD 6/23/1999
Allan H. Zerman &                             4,500
Marilyn R. Zerman JTWROS

Michael J. Sadowski &                             4,320
Fiona E. MacKellar JTWROS
Ward A Simonson &                                 4,307
Karen A Simonson JTWROS
Nanda Nandkishore                                 4,230
Paul C Valentine                                  4,146
Caribam Resources Inc.                            4,130
Attn: J. Paul Roston
Alan R. Menzies                                   4,116
Charles J. Kalina III                             4,061
Wilma K. Deutsch                                  4,038
James C. Greenblatt                               4,000
Jonathan P. Nelson                                4,000
Antoinette E. Murray                              3,846
Antonio Varela &                                  3,846
Myriam Varela JTWROS
Arthur N. Sklaroff &                              3,846
Clara J. Chang-Sklaroff COMM PROP
Barnegat Bay Investor Group                       3,846
Attn: Alfred B. Nunan
Barry Lubin                                       3,846
Bhanu Kapoor                                      3,846
Bradley J. Christians &                           3,846
Carolyn O. Christians JTWROS
Carolyn E. Balfour                                3,846
Chad C. Warwick                                   3,846
Chris Elliott                                     3,846
Clarence G. Lee                                   3,846
Craig S. Kowalski &                               3,846
Mingjie Kowalski JTWROS
Curtis K Fisher                                   3,846
Curtis R Kolcun & M Debora Kolcun TTEES           3,846
The Curtis Richard Kolcun Revocable Trust
DTD 06/07/99
Daniel W. Berger                                  3,846
Daniel W. Oehmig                                  3,846
David B. Weir                                     3,846
David Gemmer                                      3,846
Donald E. Eastman                                 3,846

Eagle Rock Venture Capital Partners, LP           3,846
Attn: Richard Dreskin, John Dreskin,Ken Disbrow
Eddie C. Lee &                                    3,846
Jenny Ma JTWROS
Edmund Pickell Ang & Lorna Garcia Ang TTEES       3,846
The 1993 Edmund Pickell Ang &
Lorna Garcia Ang Revocable Trust, DTD 7/31/93
Ellen Chiang                                      3,846
Ernest L. Timlin                                  3,846
Eugene C. Elliott &                               3,846
Cathleen R. Elliott JTWROS
Eugene J. Tschoepe                                3,846
Fred B. Bialek                                    3,846
Gary W Allen,Judy A Pick, Kay A Williams TTEES    3,846
Charles Maxwell Allen Testamentary Trust
DTD 11/01/96
George McGee                                      3,846
Heritage Venture Funds, LLC                       3,846
Attn: Michael W. Devine
Hillcrest Investors, L.P.                         3,846
Attn: Mr. Jon Goodykoontz
Hossein Razavi                                    3,846
James L. Crawford & Anna J. Fang TTEES            3,846
James L. Crawford 1999 Revocable Trust
DTD 04/12/99
James M Freitag &                                 3,846
Suzanne Freitag JTWROS
James P. Hallberg                                 3,846
James R. Mark &                                   3,846
Ora L. Mark JTWROS
Janet L. Stodter                                  3,846
Jeanne M. Rowzee &                                3,846
Patricia J. Elliott JTWROS
Jian Huang                                        3,846
Joe Behrendt & Jamie Behrendt TTEES               3,846
Joe N and Jamie W Behrendt Rev Trust
DTD 10/30/96
John A Forlines Jr                                3,846
John A. Forlines III                              3,846
John McDonald                                     3,846
John Penners                                      3,846
John S Jones &                                    3,846
Claudia L Jones COMM PROP

Jon D. Brinton &                                  3,846
Loraine M. Brinton JTWROS
Jon LeFebvre &                                    3,846
Alice L. LeFebvre COMM PROP
Jon M. Sebaly                                     3,846
Jonathan P. Patronik                              3,846
Jonathan P. Ruppert                               3,846
Keith A. McAllister                               3,846
Kenn T. Dahl                                      3,846
Kevin M. Nish &                                   3,846
Kimberly M. Nish COMM PROP
Kurt Marti &                                      3,846
Marianne Marti JTWROS
Lawrence R. Dugan                                 3,846
Leon M Augusty &                                  3,846
Jan R Augusty JTWROS
Leonard R. Weisberg TTEE                          3,846
The Trust U/A Leonard R. Weisberg
DTD 03/16/1994
Manish J. Moradia                                 3,846
Mark Lunenburg                                    3,846
Vanmark Associates Inc.                           3,846
Pension Profit Sharing Plan
Mark V Brooks TTEE
Matthew Oristano                                  3,846
Mehdi N. Farid                                    3,846
Michael A. Wolf                                   3,846
Michael E Liebowitz                               3,846
Michael R. Douglas &                              3,846
Catherine H. Benoist JTWROS
Norman Smothers                                   3,846
Oliver H Drabkin                                  3,846
Paul C. Gallo                                     3,846
Pensco Pension Services Cust                      3,846
FBO Michael McNamara IRA Rollover
Pensco Pension Services Cust                      3,846
FBO Ronald Lazar IRA
Pete Geffen                                       3,846
Peter D. Crist                                    3,846
Phillip Horton &                                  3,846
Joanne Horton JTWROS

Prabhas K. Kejriwal &                             3,846
Madhulika Kejriwal COMM PROP
Rima Lieben                                       3,846
Robert A. Stringer                                3,846
Robert P. Marx                                    3,846
Robert W. Salz TTEE                               3,846
The Robert W. Salz Living Trust
DTD 09/22/1998
Rodney E. & Suzanne M. Thompson TTEES             3,846
The Thompson Family Living Trust
DTD 01/24/1994
Roger E. Block &                                  3,846
Victoria M. Block JTWROS
Walter A. Rogoff                                  3,846
Ronald Reiter                                     3,846
Ross C Kayuha                                     3,846
Salomon C. Ojalvo &                               3,846
Dorita Ojalvo JTWROS
Sandeep Abrol                                     3,846
Stanford R. Joseph                                3,846
Stephan L. Sheets                                 3,846
Tapley O. Johnson III                             3,846
Ted R Schenberg                                   3,846
William A. Stevens                                3,846
William J. Hughes                                 3,846
William L. Walker                                 3,846
William M. Mitchell                               3,846
Ken K Dickinson                                   1,923
Alexander Goldberg                                1,923

      b.    SERIES C PREFERRED

                           SHARES OF SERIES
                             C PREFERRED     WARRANT COMMON   WARRANT SERIES C
      INVESTOR                  STOCK          SHARES(1)         SHARES(2)
-------------------------  ----------------  --------------  -----------------
Health Partners I             1,150,754        1,150,754          121681

Koji Miyazaki                    99,558                           24,890
Augusty, Leon & Jan               2,212
Bialek, Fred                      2,212
Briggs, Jeffrey & Diane           2,212
Burke, Lt. General Kelly          4,425
Durfee, Peter                     6,637
Eagle Rock Ventures               2,212
Hodgson, Rod                     22,124
Kalina, Charles                   4,425
Lerner, Seth                      2,212
Menzies, Alan                     2,212
Murphy, Suzanne                  22,124
Nelson, Jonathan P.               4,425
Oristano, Matthew                 2,212
Polzer, Eckhard                   4,425
Rabinovitz, Harold                4,425
Roston, Jay                      11,062
Sebaly, Jon                       2,212
Shah, Arun and Shobhana           2,212
Snedecor, Brad &                  6,637
O'Shaughnessy
Stodter, Janet L.                 2,212
Stringer, Robert A.              11,062
Timlin, Ernest                    2,212
Tschoepe, Eugene                  2,212
Valentine, Paul                   4,425
Viswanath, Premnath               4,425
Wennblom, Philip                  6,637
Foreman Capital Group             2,212

------------
(1) Warrant Common Shares" means shares of Common Stock issuable upon exercise of warrants to purchase Common Stock issued by the Company.

(2) "Warrant Series C Shares" means shares of Series C Preferred Stock issuable upon exercise of warrants to purchase Series C Preferred Stock issued by the Company.

2.    NEW INVESTORS

                                    SHARES OF
                                     SERIES C   WARRANT
                                    PREFERRED   COMMON
            PURCHASER                 STOCK     SHARES
----------------------------------  ---------  ---------
Rosalyn Binday                         45,000     45,000
Lawrence Fields                        44,250     44,250
Alan Cornell                           44,248     44,248
Caremi Partners                       884,955    884,955
Patricia Brilliant                    309,734    309,734
Stanley Brilliant                      88,495     88,495
David and Marjorie Silverman, TBE      26,550     26,550
Eric Dobkin                           265,486    265,486
Steven Kantor                          22,124     22,124
Evan Kantor                            11,062     11,062
Todd Kantor                            11,062     11,062
Brian Kantor                           11,062     11,062
Robert Marston                         44,248     44,248
Dan W. Lufkin                         100,000    100,000
Phillip E. Horton and Joanne B
Horton, JTWROS                          6,999      6,999
Chafetz Group, LLC                    221,239    221,239
Jerry Jacob                            44,247     44,247
Michael Fux                           221,238    221,238
Uzi Zucker                             88,495     88,495
Nancy L. Friedman Family Trust,
Nancy and Robert Friedman Trustees     44,427     44,427
Peter Joseph                          132,743    132,743
Sheldon Perl                           44,247     44,247
The Leonard Florence 2004
Revocable Trust
Perry J. Gould as Trustee              44,247     44,247
Paul Gould                             11,000     11,000
Marc Perlman                          110,619    110,619
Alan Perlman                          110,619    110,619
Alan Fishman                          119,469    119,469
Laura Sloate                           90,929     90,929
John Simon                             15,486     15,486
Mary Cullen                            44,248     44,248
Bruce Allen                           176,991    176,991
Allen & Company LLC                   110,619    110,619

                                    SHARES OF
                                     SERIES C   WARRANT
                                    PREFERRED   COMMON
            PURCHASER                 STOCK     SHARES
----------------------------------  ---------  ---------
Edward L. Cameron                      22,123     22,123
Adam Zikora                            10,000     10,000

3.    FORMER HP1 MEMBERS

          MEMBERS                 SHARES
         OF HEALTH              OF SERIES C      WARRANTS COMMON    WARRANT SERIES
      PARTNERS I, LLC          PREFERRED STOCK        SHARES            C SHARES
----------------------------   ---------------  ----------------   ---------------
Caremi Partners Ltd.               221,177           221,177            23,387
Eric S. Dobkin                     132,682           132,682            14,030
Dan W. Lufkin                      110,587           110,587            11,694
Allen & Company LLC                 88,608            88,608             9,369
Laura J. Sloate                     88,608            88,608             9,369
Patricia Brilliant                  44,304            44,304             4,685
Robert J. Friedman, M.D.            44,304            44,304             4,685
Edward R. Heilman, M.D              44,304            44,304             4,685
Steven Kantor, D.D.S.               44,304            44,304             4,685
Robert Marston                      44,304            44,304             4,685
David and Marjorie Silverman        44,304            44,304             4,685
John Simon                          44,304            44,304             4,685
Charles B. Ortner                   44,304            44,304             4,685

         MEMBERS                  SHARES
        OF HEALTH               OF SERIES C     WARRANTS COMMON    WARRANT SERIES
     PARTNERS I, LLC           PREFERRED STOCK      SHARES            C SHARES
-------------------------      --------------- ----------------   ---------------
Abigail Lufkin Trust                27,618           27,618             2,920
Alison Lufkin Trust                 27,618           27,618             2,920
Elise Lufkin Living Trust           27,618           27,618             2,920
Margaret L. Bishop Trust            27,618           27,618             2,920
Breaux Castleman                    22,094           22,094             2,336
Paul Gould                          22,094           22,094             2,336
                                 ---------        ---------           -------
TOTAL                            1,150,754        1,150,754           121,681
                                 ---------        ---------           -------